Exhibit 10.5

March 23, 2010

Ener1, Inc.
1540 Broadway, Suite 25C
New York, NY 10036

Attention:  Charles Gassenheimer
Chief Executive Officer

Engagement Letter

Dear Mr. Gassenheimer:

This confirms our understanding that Ener1, Inc. (the “Company”) has engaged Credit Suisse Securities (USA) LLC (“Credit Suisse”) to advise the Company with structuring one or more Private Placements (as defined herein) of equity, equity-linked or debt securities of the Company (the “Securities”).

Section 1.     Private Placement; Services

Credit Suisse’s services under this agreement consist of advising the Company in structuring and completing one or more proposed Private Placements.  “Private Placement” means an offer and sale of Securities made to one or both of the potential purchasers described on Annex B hereto (each, a “Purchaser”) pursuant to exemptions from the registration requirements under Section 4(2) and Regulation S under the Securities Act of 1933, as amended (the “Act”). As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Act. As adviser, Credit Suisse will provide advice on the Securities to be sold; provided, however, that in no event shall Credit Suisse be obligated to purchase the Securities for its own account or for the account of its customers.

Section 2.            Compensation

As compensation for our services hereunder, the Company agrees to pay Credit Suisse an advisory fee (the “Advisory Fee”) equal to $300,000 on the first date on which the closing of a Private Placement (a “Closing”) occurs.

Section 3.            Expenses; Payments

In addition to the compensation payable pursuant to Section 2, the Company agrees to reimburse Credit Suisse promptly upon request for expenses resulting from or arising out of this engagement, whether or not any Private Placement is consummated or any Securities sold, including the fees and expenses of its legal counsel and of any other advisor retained by Credit Suisse (it being understood that the retention of any such advisor, other than legal counsel, will be made with the prior approval of the Company, which approval will not be unreasonably withheld or delayed).

All fees and expenses payable under this agreement are payable in U.S. dollars in immediately available funds.  All fees, expenses and other payments under this agreement shall be paid without giving effect to any withholding or deduction of any tax or similar governmental assessment.

Section 4.            Information

In connection with Credit Suisse’s engagement, the Company will furnish to, or cause to be furnished to, Credit Suisse all information concerning the Company requested by Credit Suisse and will provide Credit Suisse with access to officers, directors, employees, accountants, counsel and other representatives (collectively, the “Representatives”) of the Company as may be requested by Credit Suisse.  In performing our services hereunder, Credit Suisse shall be entitled to rely without investigation upon all available information, including information supplied to us by or on behalf of the Company or its Representatives and shall not be responsible for the accuracy or completeness of, or have any obligation to verify, the same or conduct any appraisal of assets or liabilities.

Credit Suisse's undertakings under this agreement are subject to its continued satisfaction with the results of our ongoing review of the Company's business and affairs.

No advice rendered by Credit Suisse, whether formal or informal, may be disclosed to third parties, in whole or in part, or summarized, excerpted from or otherwise referred to, without our prior written consent, other than the disclosure of such advice to the Company’s employees, representatives and agents with a need to know such information.  In addition, neither Credit Suisse nor the terms of this engagement may be otherwise referred to without Credit Suisse’s prior written consent.  The obligations of the Company pursuant to this paragraph shall survive any expiration or termination of this agreement or Credit Suisse’s engagement hereunder.  Notwithstanding anything to the contrary contained in this agreement, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any Private Placement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and structure.

Section 5.            Covenants of the Company

In connection with all offers and sales of the Securities, the Company covenants that it:

a.	will not offer or sell the Securities by means of any form of general solicitation or general advertising;

b.	will not offer or sell the Securities to any person who is not an “accredited investor” as defined in Rule 501 under the Act;

c.
will exercise reasonable care to ensure that any Purchasers of the Securities are not underwriters within the meaning of Section 2(11) of the Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Act;

d.
has not taken any action, directly or indirectly, including making any offer or sale of Securities (or a similar class as the Securities) that would cause any Private Placement contemplated hereby to fail to be entitled to the exemption from the registration requirements of the Act (other than offers or sales of securities under an employee benefit plan as defined in Rule 405 under the Act);

e.
will comply with the federal securities laws, the securities laws of any state within the United States and any other jurisdictions identified by Credit Suisse to permit the offer and sale of the Securities in such jurisdictions, including making applicable filings and or notices such as Form D pursuant to the requirements of Regulation D of the Act; provided, however, that the Company will not make any such filings or notices without giving Credit Suisse reasonable notice thereof and an opportunity to review;

f.
will cause to be furnished to Credit Suisse at each Closing: (i)  copies (addressed to Credit Suisse, if requested) of such agreements, opinions, certificates and other documents (including accountant’s letters) and (ii) opinions of Company’s outside and internal counsel that are delivered to Purchasers (addressed to Credit Suisse, if requested), including an opinion stating that the placement of Securities was exempt from registration under the Act;

g.	shall be deemed to make all the representations and warranties to Credit Suisse that the Company has made to the Purchasers in any purchase agreement or other document; and

h.
acknowledges and understands that it will not communicate in any manner, either through the media, or through the broad dissemination of electronic or hard copy information or materials that could be deemed to violate any laws pertaining to publicity associated with any Private Placement.

Section 6.            Indemnification

Since Credit Suisse will be acting on behalf of the Company in connection with this engagement, the Company and Credit Suisse agree to the indemnity provisions and other matters set forth in Annex A, which is incorporated by reference into this agreement and is an integral part hereof. The obligations of the Company pursuant to Annex A shall survive any expiration or termination of this agreement or Credit Suisse’s engagement hereunder.

Section 7.            Additional Business

If at any time on or before March 23, 2011, (the “Anniversary”), the Company considers any issuance and sale of securities to the public (including for such purpose SEC-registered, Rule 144A or Regulation S sale of securities of the Company), and the Company determines in its sole discretion to engage an agent, underwriter, initial purchaser, financial advisor or person acting in a similar capacity with respect to any such transaction, the Company agrees to offer Credit Suisse the right to the exclusive sole lead roles in connection therewith, such as sole lead agent, arranger, bookrunning managing underwriter, initial purchaser or placement agent and with at least 60% of the fees, discounts or other economics. The Company further agrees that customary fees will be paid for the services provided in connection with any such transactions and that such engagements will involve the execution of standard Credit Suisse form agreements.  The Company agrees that, regardless of whether or not Credit Suisse is engaged in any capacity contemplated by this Section 7, the Company will pay to Credit Suisse aggregate fees of not less than $1.8 million on or before September 23, 2011 (the “Guaranteed Fee” and, together with the Advisory Fee, the “Fees”), which amount will be offset against any fees actually earned by Credit Suisse (but specifically excluding the Advisory Fee) acting in any such or any similar capacity.

Section 8.            Termination

Credit Suisse’s engagement hereunder may be terminated at any time by either Credit Suisse or the Company, upon ten days’ prior written notice thereof to the other party.  No termination of Credit Suisse’s engagement hereunder shall affect (i) the Company’s obligation to pay any Fees earned or accrued prior to any such termination and the Advisory Fee upon any Closing or to reimburse Credit Suisse for expenses accrued prior to such termination as provided for herein, (ii) the Company’s obligations under Annex A or (iii) the provisions of Sections 5, 6 or 7 of this Agreement.

Section 9.            Miscellaneous

In connection with this engagement, one or more affiliates of Credit Suisse may perform a portion of the services to be provided hereunder and, to the extent requested by Credit Suisse, the Company will pay a portion of the fees payable to Credit Suisse hereunder to such affiliate(s) as long as such affiliate(s) is/are registered with the SEC as a broker-dealer or are exempt from such registration.

The Company acknowledges and agrees that Credit Suisse has been retained solely to act as its advisor in connection with one or more Private Placements and that no fiduciary relationship between the Company and Credit Suisse has been created in respect of any transaction contemplated by this engagement or Credit Suisse’s engagement hereunder, regardless of whether Credit Suisse has advised or is advising the Company on other matters. In connection with this engagement, Credit Suisse is acting as an independent contractor, with obligations owing solely to the Company and not in any other capacity.

The Company agrees that Credit Suisse and/or one of its affiliates may purchase a portion of the Securities on the same terms and conditions as the other investors participating in any Private Placement. The Company hereby agrees to waive all conflicts of interest, if any, that Credit Suisse may have in connection with its engagement hereunder and any purchase of Securities.

The Company acknowledges that Credit Suisse is part of the Credit Suisse Group (the "CS Group"), a worldwide group of companies that is involved in a wide range of banking, investment banking, private banking, private equity, asset management and other investment and financial businesses and services, both for their own account and for the accounts of clients and customers. Credit Suisse and the other members of the CS Group provide a full range of securities services, including securities trading and brokerage activities.  Credit Suisse and the other members of the CS Group may acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and any other company that may be involved in the transactions and other matters contemplated by this agreement, as well as provide investment banking and other financial services to such companies.  Credit Suisse and the other members of the CS Group may have interests, or be engaged in a broad range of transactions involving interests, that differ from those of the Company.  The Company acknowledges and agrees that no member of the CS Group has any obligation to disclose such interests or transactions (or information relating thereto) to the Company and that Credit Suisse’s agreement to provide services to the Company hereunder will not require any other business or member of the CS Group to restrict its activities in any way or require the CS Group to provide the Company with any information whatsoever about, or derived from, those activities. Credit Suisse and the other members of the CS Group and certain of their respective employees, including members of the team performing this engagement, as well as certain private equity funds associated or affiliated with the CS Group in which they may have financial interests, may from time-to-time acquire, hold or make direct or indirect investments in or otherwise finance a wide variety of companies, including parties with a potential direct or indirect interest in any transaction to which this engagement relates.  The CS Group has adopted policies and procedures designed to preserve the independence of its research analysts whose views may differ from those of the CS Group's investment banking department. Neither Credit Suisse nor any other member of the CS Group shall be liable to account to the Company for, or (to the extent permitted by law) disclose to the Company, any charges or other remuneration made or received by it.

The Company acknowledges that Credit Suisse may, at its option and expense, and no earlier than the first to occur of (i) the closing of definitive agreements regarding any Private Placement or (ii) the public announcement of any Private Placement, place announcements and advertisements or otherwise publicize such Private Placement (which may include the reproduction of the Company’s logo and a hyperlink to the Company’s website on Credit Suisse’s website) and in such financial and other newspapers and journals as it may choose, stating that Credit Suisse has acted as advisor to the Company in connection with such Private Placement.

The Company understands that Credit Suisse is not undertaking to provide any legal, accounting or tax advice in connection with this agreement.  Credit Suisse shall not be responsible for the underlying business decision of the Company to effect a transaction contemplated by this engagement or for the advice or services provided by any of the Company’s other advisors or contractors.

Except as otherwise required or requested by law or judicial or regulatory authority, all non-public information concerning the Company that is given to Credit Suisse by the Company or its Representatives in connection with this engagement and not otherwise available to Credit Suisse will be used solely in the course of the performance of our services hereunder and will be treated confidentially by us for so long as it remains non-public.

This agreement shall be binding upon and inure to the benefit of the Company, Credit Suisse and their respective successors and permitted assigns.  This agreement may not be modified, and no provision hereof may be waived, except pursuant to a written document executed by both parties.  Neither party hereto may assign this agreement or any rights or obligations hereunder without the prior written consent of the other party.  Except as contemplated by Annex A, this agreement is not intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company).  This agreement constitutes the entire agreement between the parties and supersedes all prior agreements, both written and oral, with respect to the subject matter hereof.  If any term, provision, covenant or restriction herein (including Annex A) is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be modified or invalidated.

All aspects of the relationship created by this agreement or the engagement hereunder, any other agreements relating to the engagement hereunder and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this agreement or the engagement hereunder shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in each case sitting in New York County and agrees to venue in such courts.  Notwithstanding the foregoing, solely for purposes of enforcing the Company’s obligations under Annex A, the Company consents to personal jurisdiction, service and venue in any court proceeding in which any claim or cause of action relating to or arising our of this agreement or the engagement hereunder is brought by or against any Indemnified Person.  CREDIT SUISSE AND THE COMPANY EACH HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER CLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ENGAGEMENT HEREUNDER.

We are delighted to accept this engagement and look forward to working with you on this assignment.  Please confirm your agreement with the foregoing by signing and returning to us the enclosed copy of this agreement.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

[Signature page to the Engagement Letter]

Accepted and agreed to as of the date first written above:

ENER1, INC.

By:
Name:
Title:

[Signature page to the Engagement Letter]

ANNEX A

In further consideration of the agreements contained in our engagement letter (the “engagement”), Ener1, Inc. (the “Company”) agrees to indemnify and hold harmless Credit Suisse Securities (USA) LLC (“Credit Suisse”), its affiliates, the respective members, directors, officers, partners, agents and employees of Credit Suisse and its affiliates, and any person controlling Credit Suisse or any of its affiliates (collectively, “Indemnified Persons”) from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Liabilities”) (A) related to or arising out of (i) the Company’s actions or failures to act (including statements or omissions made or information provided by the Company or its agents), (ii) actions or failures to act by an Indemnified Person with the Company’s consent or in reliance on the Company’s actions or failures to act, (iii) or based upon any untrue statement or any alleged untrue statement of any material fact contained in any written communication provided by or on behalf of the Company to any actual or prospective purchaser of the Securities, or related to, arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (B) otherwise related to or arising out of the engagement, Credit Suisse’s performance thereof or any other services Credit Suisse is asked to provide to the Company (in each case, including related activities prior to the date hereof), except that this Clause (B) shall not apply to any Liabilities to the extent that they are finally determined by a court of competent jurisdiction to have resulted primarily from the bad faith or gross negligence of such Indemnified Person.  If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless (other than pursuant to the immediately preceding sentence), the Company agrees to contribute to the Liabilities involved in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by Credit Suisse, on the other hand, with respect to the engagement or, if such allocation is determined by a court of competent jurisdiction to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of Credit Suisse on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for expenses and Liabilities which in the aggregate are in excess of the amount of all fees actually received by Credit Suisse from the Company in connection with the engagement.  Relative benefits to the Company, on the one hand, and Credit Suisse, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to the engagement, as the case may be, whether or not consummated, contemplated by the engagement, bears to (ii) all fees actually received by Credit Suisse in connection with the engagement. Relative fault shall be determined, in the case of Liabilities arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company to Credit Suisse and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company will not permit any settlement or compromise to include, or consent to the entry of any judgment that includes, a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person’s prior written consent. If any Indemnified Person becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including stockholders of the Company, in connection with or as a result of the engagement or any matter referred to in the engagement, and assuming such Indemnified Person is entitled to indemnification hereunder pursuant to the terms hereof, the Company also agrees to reimburse such Indemnified Persons for their expenses (including, without limitation, reasonable legal fees and other costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing the engagement) as such expenses are incurred.  Any amounts received pursuant to this indemnity (including any amounts representing the reimbursement of costs or expenses) by an Indemnified Person who is subsequently held by a court of competent jurisdiction not to be entitled to be indemnified hereunder shall be promptly returned to the Company. No Indemnified Person shall settle or agree to settle any action to which it is a party and as to which it seek indemnification hereunder without the Company’s prior written consent. The Company’s obligations pursuant to this Annex A shall inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and are in addition to any rights that each Indemnified Person may have at common law or otherwise.